Exhibit 10.20

CERTAIN IDENTIFIED INFORMATION HAS BEEN EXCLUDED FROM THE EXHIBIT BECAUSE IT BOTH
(I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

ENSafrica

150 West Street

Sandown Sandton Johannesburg 2196

P O Box 783347 Sandton South Africa 2146

docex 152 Randburg

tel +2711 269 7600 fax +2711 269 7899

info@ENSafrica.com ENSafrica.com

EXECUTION

SHAREHOLDER LOAN AGREEMENT

entered into between

BLYVOOR GOLD PROPRIETARY LIMITED

(Registration No. 2015/122164/07)

(the “Lender”)

and

BLYVOOR GOLD RESOURCES PROPRIETARY LIMITED

(Registration No. 2016/357084/07)

(the “Borrower”)

WHEREBY IT IS AGREED AS FOLLOWS:

1.	INTERPRETATION AND PRELIMINARY

The headings of the clauses in this Agreement are for the purpose of convenience and reference only and shall not be used in the interpretation of nor modify nor amplify the terms of this Agreement nor any clause hereof. Unless a contrary intention clearly appears -

1.1.	words importing -

1.1.1.	any one gender include the other genders; and

1.1.2.	the singular include the plural and vice versa;

1.2.	capitalised terms used but not defined herein shall bear the meaning ascribed to them in the Shareholder’s Agreement. Further, the following terms shall have the meanings assigned to them hereunder and cognate expressions shall have corresponding meanings, namely -

1.2.1.	“Agreement” means this shareholder loan agreement together with all annexures hereto (if any), in each case as the same may be amended, restated, amended and restated, supplemented, modified or superseded from time to time in accordance with the terms hereof;

1.2.2.	“Avaya” means Avaya Development Trade Incorporated, a company incorporated under the laws of the British Virgin Islands with registration number 1939419;

1.2.3.	“Avaya Loan” means all loan claims previously held by Avaya against Blyvoor Capital pursuant to a loan advanced by Avaya (as lender) to Blyvoor Capital (as borrower) in terms of a loan agreement dated 20 April 2018, which loan claim, as at the Signature Date, has a face value in the aggregate amount of USD 500,000.00 (five hundred thousand USD), plus any accrued and unpaid interest thereon;

1.2.4.	“Benoryn” means Benoryn Investment Holdings Proprietary Limited, a private company incorporated under the laws of South Africa with registration number 1992/007396/07;

1.2.5.	“Benoryn C Loan” means the aggregate of all claims held by Benoryn against Blyvoor Capital up to and as at 31 August 2018, which arose pursuant to the following agreements and which remain outstanding on loan account:

1.2.5.1.	a written agreement titled “Provision of Security Services Agreement” concluded between Benoryn and Blyvoor Capital on or about 23 April 2015;

1.2.5.2.	a written agreement titled “Funding of Mine Team Agreement” concluded between, inter alios, Benoryn and Blyvoor Capital on or about 4 June 2015;

1.2.5.3.	a written agreement titled “Funding of Costs for Office Space and Office Consumables Agreement” between, inter alios, Benoryn and Blyvoor Capital on or about 25 June 2015;

1.2.5.4.	a written agreement titled “Hire of Earthmoving Equipment Agreement” concluded between Benoryn and Blyvoor Capital on or about 7 October 2015;

1.2.5.5.	a written agreement titled “Agency Agreement” concluded between Benoryn and Blyvoor Capital on or about 23 October 2015;

1.2.5.6.	a written agreement titled “Funding of Professional Services Agreement” concluded between Benoryn and Blyvoor Capital on or about 6 November 2015; and

which claims, as at 31 August 2018, had a face value in the aggregate amount of ZAR 284,178,709.00 (two hundred and eighty-four million, one hundred and seventy-eight thousand, seven hundred and nine ZAR). For the avoidance of any doubt it is recorded that any claim which Benoryn has against Blyvoor Capital which arose under these agreements after 31 August 2018 is excluded from the Benoryn C Loan and is not delegated in terms of this Agreement;

1.2.6.	“Blyvoor Capital” means Blyvoor Gold Capital Proprietary Limited, a private company incorporated under the laws of South Africa with registration number 2015/309783/07;

1.2.7.	“Blyvoor Gold Loan” means all loan claims previously held by the Lender against Blyvoor Capital pursuant to a loan by the Lender (as lender) to Blyvoor Capital (as borrower), which loan claim, as at the Signature Date, has a face value in the aggregate amount of ZAR 22,411,884 (twenty-two million, four hundred and eleven thousand, eight hundred and eighty-four ZAR), which amount excludes any interest, as the parties to this loan agreed that, notwithstanding any term to the contrary, the loan would not attract interest;

1.2.8.	“Borrower” means Blyvoor Gold Resources Proprietary Limited (Registration No. 2016/357084/07), a private limited liability company duly registered and incorporated in accordance with the company laws of South Africa;

1.2.9.	“Business Day” means any day, other than (i) a Saturday, Sunday or statutory holiday in Johannesburg, Republic of South Africa, or (ii) a day on which banks are generally closed in Johannesburg;

1.2.10.	“Conditions Precedent” means the conditions precedent in clause 3.1;

1.2.11.	“Delegations” has the meaning ascribed to that term in the Loan Delegation Agreement;

1.2.12.	“Effective Date” means the date on which the Conditions Precedent are duly fulfilled or waived, as the case may be;

1.2.13.	“Lender” means Blyvoor Gold Proprietary Limited (Registration No. 2015/122164/07), a private limited liability company duly registered and incorporated in accordance with the company laws of South Africa;

1.2.14.	“Loan Claim” shall have the meaning ascribed thereto in clause 2.1;

1.2.15.	“Loan Delegation Agreement” means the written loan delegation agreement concluded between, inter alios, Avaya, Benoryn, Blyvoor Capital, the Lender and the Borrower on or about the Signature Date;

1.2.16.	“Long-stop Date” means the date falling 5 (five) Business Days following the Signature Date (or such later date as the Parties agree in writing on or before that date);

1.2.17.	“Operative Provisions” shall have the meaning ascribed thereto in clause 3.1;

1.2.18.	“Parties” means collectively the parties to this Agreement and includes an individual reference to any one or more of them, as the context may require;

1.2.19.	“Restructure Documents” means:

1.2.19.1.	this Agreement;

1.2.19.2.	the Loan Delegation Agreement;

1.2.19.3.	the agreement entitled “Shareholder Loan Agreement” entered into between Blyvoor Resources and Blyvoor Capital on or about the Signature Date;

1.2.19.4.	the agreement entitled “Shareholder Loan Agreement” entered into between Orion, Blyvoor Gold and Blyvoor Resources on or about the Signature Date;

1.2.19.5.	the agreement entitled “Confirmation and Cancellation Agreement” entered into amongst Benoryn, Blyvoor Capital and SM Mining Contractors Proprietary Limited on or about the Signature Date; and

1.2.19.6.	the agreement entitled “Security Release and Cancellation Agreement” entered into amongst Benoryn, Avaya, Blyvoor Gold, Blyvoor Resources, Blyvoor Capital and Orion on or about the Signature Date;

1.2.20.	“Shareholders’ Agreement” means the written shareholder’s agreement entered into amongst Blyvoor Capital, Orion, the Borrower and Stratocorp on 30 August 2018, as the same may be amended, restated, amended and restated, supplemented, modified or superseded from time to time in accordance with the terms thereof;

1.2.21.	“Signature Date” means the date on which this Agreement is signed by the Party who signs this Agreement last in time;

1.2.22.	“Spot Rate” means on any relevant date, the spot rate of exchange, published by Rand Merchant Bank (a division of FirstRand Bank Limited) on such date, for the sale of USD in exchange for the purchase of ZAR in the Johannesburg foreign exchange market;

1.2.23.	“Suspended Provisions” shall have the meaning ascribed thereto in clause 3.1;

1.3.	any reference in this Agreement to -

1.3.1.	a “holding” or “subsidiary” company shall bear the meaning ascribed thereto in the Companies Act;

1.3.2.	an enactment is to that enactment as at the Signature Date and as amended or re-enacted from time to time and includes any schedules and annexures to and any subordinate legislation made from time to time under such enactment. Save where expressly stated otherwise, references in this Agreement to any act, regulation, legislation or other enactment are references to the relevant act, regulation, legislation or enactment of South Africa. Any reference to a particular section in an enactment is to that section as at the Signature Date, and as amended, re-enacted or replaced from time to time and/or equivalent measure in such enactment, provided that if as a result of such amendment, re-enactment or replacement, the specific requirements of a section referred to in this Agreement are changed, the relevant provision of this Agreement shall be read also as if it had been amended as necessary, without the necessity for an actual amendment;

1.3.3.	if any provision in a definition is a substantive provision conferring rights or imposing obligations on any Party, notwithstanding that it is only in the definition clause, effect shall be given to it as if it were a substantive provision in the body of the Agreement;

1.3.4.	when any number of days is prescribed in this Agreement, same shall be reckoned exclusively of the first and inclusively of the last day unless the last day is not a Business Day, in which case the last day shall be the next succeeding Business Day;

1.3.5.	references to day(s), month(s) or year(s) shall be construed as Gregorian calendar day(s), month(s) or year(s);

1.3.6.	references to times are to times in South Africa;

1.4.	where figures are referred to in numerals and in words, and there is any conflict between the two, the words shall prevail, unless the context indicates a contrary intention;

1.5.	a reference to a consecutive series of two or more clauses is deemed to be inclusive of both the first and last mentioned clauses;

1.6.	a reference to business hours shall be construed as being the hours between 09h00 and 17h00 on any Business Day;

1.7.	references to a document in the/an agreed form are, unless the context otherwise requires, to the form of that document which has been initialled by, or on behalf of, the Parties for the purpose of this Agreement;

1.8.	all the headings and sub-headings in this Agreement are for convenience only and are not to be taken into account for the purposes of interpreting it;

1.9.	where any term is defined within the context of any particular clause in this Agreement, the term so defined, unless it is clear from the clause in question that the term so defined has limited application to the relevant clause, shall bear the meaning ascribed to it for all purposes in terms of this Agreement, notwithstanding that that term has not been defined in this interpretation clause;

1.10.	the expiration or termination of this Agreement shall not affect such of the provisions of this Agreement as expressly provide that they will operate after any such expiration or termination or which of necessity must continue to have effect after such expiration or termination, notwithstanding that the clauses themselves do not expressly provide for this;

1.11.	the rule of construction that a contract shall be interpreted against the Party responsible for the drafting or preparation of the contract, shall not apply;

1.12.	any reference in this Agreement to a Party shall include a reference to that Party’s assignees expressly permitted under this Agreement and, if such Party is liquidated, sequestrated or placed under business rescue, be applicable also to and binding upon that Party’s liquidator, trustee or business rescue practitioner (subject to the Companies Act), as the case may be; and

1.13.	the words “include”, “including”, “in particular”, “other” and “otherwise” shall be construed as being by way of example or emphasis only and shall not be construed as, nor shall they take effect as, limiting the generality of any preceding word/s (and as such the eiusdem generis rule shall not apply).

2.	RECORDAL

2.1.	Following the implementation of the transactions contemplated in the Loan Delegation Agreement, the Borrower is indebted to the Lender for the following amounts:

2.1.1.	an amount equal to the Benoryn C Loan Outstandings (as defined in the Loan Delegation Agreement);

2.1.2.	an amount equal to the Blyvoor Gold Loan; and

2.1.3.	an amount equal to the Converted Avaya Loan Outstandings (as defined in the Loan Delegation Agreement),

(the aggregated total of such amounts hereinafter referred to as the “Loan Claim”).

2.2.	The Rand value of the Loan Claim is or will be recorded in the written notice delivered by Blyvoor Capital pursuant to the Loan Delegation Agreement.

2.3.	The Parties wish to record the terms attaching to the Loan Claim and, accordingly, conclude this Agreement.

3.	CONDITION PRECEDENT

3.1.	This clause 2, together with clauses 1 and clauses 9 to 26 (inclusive), shall be of immediate force and effect on the Signature Date (collectively, the “Operative Provisions”). Except for the Operative Provisions, all of the other provisions of this Agreement (collectively the “Suspended Provisions”), shall be subject to, and will take effect and become operative only upon, the fulfilment or waiver, by or on the Long-stop Date, of the following conditions:

3.1.1.	the Restructure Documents shall have been executed by all parties thereto and shall have become unconditional in accordance with its terms save for any condition relating to this Agreement becoming unconditional);

3.1.2.	the Delegations contemplated in the Loan Delegation Agreement have been implemented in their entirety and Blyvoor Capital has delivered the written notice in terms of clause 4.3 of the Loan Delegation Agreement; and

3.1.3.	the board of directors of the Lender shall have passed a resolution approving the entry into this Agreement by the Lender and approving the provision of financial assistance (as contemplated in section 45 of the Companies Act) (as applicable) by the Lender in respect of the creation of the Loan Claim; and

3.1.4.	the shareholders of the Lender shall have passed a special resolution approving the provision of financial assistance (as contemplated in section 45 of the Companies Act) by the Lender in respect of the creation of the Loan Claim,

(collectively, the “Conditions Precedent”).

3.2.	If the Conditions Precedent referred to in clause 3.1 are fulfilled or waived on or before the Long-stop Date, then all of the Suspended Provisions shall also take effect and become operative, and the whole of this Agreement shall accordingly become unconditional.

3.3.	Should the Conditions Precedent referred to in clause 3.1 to this Agreement be neither timeously fulfilled nor waived, as the case may be, on or prior to the Long-stop Date, then the Suspended Provisions shall not take effect and this Agreement shall terminate automatically without any further action required by any of the Parties. In the event that this Agreement automatically terminates in accordance with this clause 3.3, each of the Parties shall be relieved of their respective duties and obligations arising in terms of this Agreement from and after the date of such termination, and such termination shall be without liability to the Parties; provided that no such termination shall relieve any Party from liability (including any liability for damages) for any breach of this Agreement or other liability arising prior to termination hereof; and provided further that the Operative Provisions shall survive any such termination and shall be enforceable in terms of this Agreement but the remainder of this Agreement, shall never become effective.

3.4.	The Conditions Precedent are for the benefit of all Parties and may accordingly only be waived, in whole or in part, by all of the Parties in writing on or before the date specified for the fulfilment or waiver of such Condition Precedent.

3.5.	Each Party will co-operate in good faith with the other and do everything reasonably required of it, including the furnishing of all such information and the execution of such additional forms or documents as may be so required, for the purposes of procuring the fulfilment of the Conditions Precedent set out in clause 3.1 as soon as reasonably practicable following the Signature Date, but in any event by the Long-stop Date, and they shall co-operate in good faith with each other in all respects to that end.

4.	LOAN CLAIM

With effect from the Effective Date, the Loan Claim shall be governed on the terms set out in this Agreement and any previous terms applicable to the Loan Claim shall be hereby amended by this Agreement. The Parties expressly record that it is not their intention that this Agreement should result in a novation of any obligations owed under the agreements informing the Initial Loan Claim.

5.	INTEREST

The Loan Claim shall not bear interest.

6.	REPAYMENT

6.1.	Subject to clause 7 below, the Board may from time to time resolve to repay any portion of the Loan Claim to the Lender, whereafter such portion of the Loan Claim shall become due and payable by the Borrower to the Lender.

6.2.	Within 2 (two) Business Days of the adoption of a resolution by the Board to repay a portion of the Loan Claim, as contemplated in clause 6.1, the Borrower shall notify the Lender of such resolution and request the Lender to confirm, in writing, the details of the bank account into which the relevant portion of the Loan Claim should be paid.

6.3.	The Borrower shall pay all amounts due to the Lender by way of direct electronic funds transfer, free and clear of deduction or set-off, into the account nominated in writing by the Lender following the request referred to in clause 6.2.

7.	EVENTS OF DEFAULT

7.1.	Notwithstanding any other provision of this Agreement, the Lender may deliver a written notice to the Borrower requiring the entire amount outstanding in respect of the Loan Claim to be repaid, following the occurrence of any of the following events in respect of the Borrower:

7.1.1.	Non-payment

The Borrower fails to pay on the due date any amount payable pursuant to this Agreement at the place at and in the currency in which it is expressed to be payable unless its failure to pay is caused by administrative or technical error and payment is made within 5 (five) Business Days of its due date.

7.1.2.	Other Obligations

The Borrower breaches any of its other obligations under or in terms of this Agreement.

7.1.3.	Insolvency

An Insolvency Event occurs in respect of the Borrower.

7.1.4.	Repayment Event under the Shareholders’ Agreement

Any of the events contemplated in clause 14.9.5 of the Shareholders’ Agreement occur resulting in any Loan Account becoming immediately repayable.

7.2.	Upon the delivery of the notice referred to in clause 7.1, the entire amount outstanding in respect of this Loan Claim shall become immediately due and payable by the Borrower to the Lender.

8.	RENUNCIATION OF BENEFITS

The Borrower expressly waives and renounces the legal benefits and exceptions of no monies received, no value received, revision of accounts and errors in calculation and declares itself to be fully acquainted with the meaning and effect of those exceptions and the renunciation thereof.

9.	WARRANTIES AND UNDERTAKINGS

9.1.	All Party Warranties

Each Party warrants that -

9.1.1.	it has all requisite legal capacity, power and authority, and has all consents, Licences, authorisations, waivers and/or exemptions required to empower it, and legal right to sign and perform all of its obligations under and in terms of this Agreement and that, where applicable, this Agreement has been duly authorized by all necessary actions of its directors and that it has taken all necessary corporate actions required to empower and authorise it to enter into this Agreement;

9.1.2.	this Agreement constitutes an agreement valid and binding on it and enforceable against it in accordance with its terms;

9.1.3.	where applicable, the execution of this Agreement and the performance of its obligations hereunder does not and shall not -

9.1.3.1.	contravene any Applicable Law or regulation to which that Party is subject; or

9.1.3.2.	contravene or breach any agreement or instrument binding upon it or any of its assets or constitute a default or termination event (however described) under any such agreement or instrument; or

9.1.3.3.	any order of any regulatory authority applicable to that Party or by which any of the material properties or assets of that Party is bound; or

9.1.3.4.	contravene any provisions of that Party’s constitutional documents.

9.2.	General Warranties

Each of the warranties and representations given by the Parties in terms of this clause 9 shall -

9.2.1.	be a separate warranty and will in no way be limited or restricted by inference from the terms of any other warranty or by any other word/s in this Agreement;

9.2.2.	continue and remain in force for the duration of this Agreement; and

9.2.3.	prima facie to be deemed to be material and to be a material representation inducing the other Party to enter into this Agreement.

10.	DISPUTES AND ARBITRATION

10.1.	Arbitration

10.1.1.	The Parties agree that any dispute, controversy or claim arising out of or in connection with this Agreement including any question regarding its existence, validity or termination (a Dispute) shall be referred to and finally resolved by arbitration in terms of the commercial rules of the Arbitration Foundation of Southern Africa (“AFSA”) (or its successor-in-title), provided that (i) if Orion is interested in and wishes to formally join as a party to any such Dispute or (ii) the subject matter or nature of a Dispute is related or connected to any dispute under a Restructure Document and Orion is a party to any such related or connected Dispute or (iii) the Dispute would be a related Dispute in terms of clause 10.2, the arbitration shall be under the LCIA Arbitration Rules of the London Court of International Arbitration (the Arbitration Rules) (which are deemed to be incorporated by reference into this clause 10).

10.1.2.	If the arbitration will proceed in terms of the AFSA rules, the appointment of the arbitrator shall be agreed by the Parties in writing within 7 (seven) days after the arbitration has been demanded, failing which (and at the request of either of the Parties) the arbitrator shall be chosen by the Chairperson (or his nominee) for the time being of AFSA who, in making the appointment, shall have regard to the nature of the dispute and provided that in any dispute of a legal nature, the arbitrator shall be an attorney or advocate with no less than 15 (fifteen) years’ standing. If the aforesaid Chairperson fails or refuses to make the nomination, either Party may approach the High Court of South Africa to make such an appointment. To the extent necessary, the court is expressly empowered to do so. The seat of arbitration shall be Johannesburg, South Africa and the language of arbitration shall be English.

10.1.3.	If the arbitration will proceed in terms of the Arbitration Rules, the number of arbitrators shall be 3 (three). The claimant shall nominate 1 (one) arbitrator for appointment by the LCIA Court and the respondent shall nominate 1 (one) arbitrator for appointment by the LCIA Court (in the Request and in the Response, respectively). To the extent that the claimant or respondent fails to nominate an arbitrator for appointment by the LCIA Court in the Request and/or Response (as applicable), the relevant arbitrator shall be chosen and appointed by the LCIA Court. The third arbitrator, who shall be the president of the arbitral tribunal, shall be selected by the two co-arbitrators within 30 (thirty) days of their appointment. To the extent the third arbitrator is not selected by the end of this 30 (thirty) day period, such arbitrator shall be chosen and appointed by the LCIA. The seat of arbitration shall be London, England, and the language of arbitration shall be English. The Emergency Arbitrator provisions in the Arbitration Rules shall not apply.

10.1.4.	The award (whether made in terms of the AFSA rules or the Arbitration Rules) shall be final and binding upon the Parties and the costs of the arbitration shall be apportioned by the arbitrator (if in terms of the AFSA rules) or the tribunal (in in terms of the Arbitration Rules).

10.1.5.	Judgment on the award may be entered in any court having jurisdiction.

10.1.6.	Clause 10.1.1 shall not preclude the Parties from seeking provisional remedies in aid of arbitration from a court of competent jurisdiction. The Parties covenant and agree that they shall conduct all aspects of such arbitration having regard at all times to expediting the final resolution of such arbitration.

10.1.7.	The arbitration, including any settlement discussions between the Parties related to the subject matter of the arbitration, shall be conducted on a private and confidential basis and any and all information exchanged and disclosed during the course of the arbitration shall be used only for the purposes of the arbitration and any appeal therefrom. None of the Parties shall communicate any information obtained or disclosed during the course of the arbitration to any third party except to those experts or consultants employed or retained by, or consulted about retention on behalf of, such party in connection with the arbitration and solely to the extent necessary for assisting in the arbitration, and only after such persons have agreed to be bound by these confidentiality conditions. In the event that disclosure of any information related to the arbitration is required to comply with Applicable Law or court order, an application to a court for provisional remedies, or to satisfy that party’s financial reporting obligations, the disclosing party shall promptly notify the other party of such disclosure, shall limit such disclosure to only that information so required to be disclosed and shall have availed itself of the full benefits of any laws, rules, regulations or contractual rights as to disclosure on a confidential basis to which it may be entitled.

10.1.8.	Any award pursuant to arbitration and the reasons therefor shall also be kept confidential except:

10.1.8.1.	as may reasonably be necessary to obtain enforcement thereof or for the purposes of any challenge or appeal therefrom;

10.1.8.2.	for either party to comply with its disclosure obligations under Applicable Law;

10.1.8.3.	to permit the Parties to exercise properly their rights under the AFSA rules or the Arbitration Rules; and

10.1.8.4.	to the extent that disclosure is required to allow the Parties to consult with their professional advisors or to satisfy their financial reporting obligations.

10.1.9.	The arbitration agreement contemplated in this clause 10 shall be governed by and construed in accordance with the laws of the Republic of South Africa.

10.2.	Consolidated Arbitration

10.2.1.	In order to facilitate the comprehensive resolution of related Disputes, all Disputes between any of the Parties in respect of this Agreement and/or any other related agreement to which the same Parties or their Affiliates or Related Funds are party may be consolidated into a single consolidated arbitration subject to the provisions of this section. If Orion is a party to one of the Disputes the single consolidated arbitration will be subject to the Arbitration Rules. If two or more arbitrations are commenced hereunder and/or the related agreements, any party named as claimant or respondent in any of these arbitrations may petition the arbitral tribunal appointed in the arbitration commenced first (the First Tribunal) for an order that the several arbitrations be consolidated in a single arbitration before that arbitral tribunal (or a LCIA arbitral tribunal if Orion is party to one of the arbitrations to be so consolidated) (a Consolidation Order). The First Tribunal may only make a Consolidation Order in the following circumstances:

10.2.1.1.	all parties to all the arbitrations sought to be consolidated agree to consolidation; or

10.2.1.2.	the First Tribunal determines that:

10.2.1.2.1.	there are issues of fact or law common to the arbitrations such that a consolidated arbitration would be more efficient than separate arbitrations; and

10.2.1.2.2.	no party would be unduly prejudiced as a result of such consolidation through undue delay or otherwise.

All the parties to the arbitrations consent to consolidation pursuant to a Consolidation Order and agree to waive any rights that they may have to object to arbitrators of the First Tribunal on the ground that they have not been nominated or appointed by such parties. In this clause 10.2.1, Related Fund in relation to a fund (the first fund), means a fund which is managed or advised by the same investment manager or investment adviser as the first fund or, if it is managed by a different investment manager or investment adviser, a fund whose investment manager or investment adviser is an Affiliate of the investment manager or investment adviser of the first fund.

10.3.	Borrower’s option to resolve Dispute through alternative courts

10.3.1.	Notwithstanding clause 10.1.1, the Borrower shall be entitled at any time or, where they receive a Request for Arbitration from another Party in respect of one or more Disputes, within 21 (twenty one) days of the date of such receipt, by notice in writing to the such other Party require that a Dispute be heard by a court of law instead of arbitration. If the Borrower gives such notice, the Dispute(s) to which such notice refers shall be determined in accordance with clause 10.3.3 below.

10.3.2.	Where the Borrower gives notice to the other Party in accordance with clause 10.3.1 above, the other Party shall forthwith withdraw any Request for Arbitration it has sent to the LCIA.

10.3.3.	The Parties agree that, where the Borrower gives notice to another Party in accordance with clause 10.3.1 above, the Borrower shall be entitled to bring such Dispute(s) to any the courts of England, the courts of the Republic of South Africa or any other court that has jurisdiction to hear the matter(s) and, for such purposes, the other Parties irrevocably submits to the jurisdiction of such courts. Final judgment against the other Party in any such action, suit or proceeding shall be conclusive and may be enforced in any other jurisdiction, including the Republic of South Africa, by suit on the judgment, a certified or exemplified copy of which shall be conclusive evidence of the judgment, or in any other manner provided by Applicable Law.

10.3.4.	For the purposes of clause 10.3.3 above, the Parties agree that the courts of England, the courts of the Republic of South Africa or any other court that has jurisdiction to hear the Dispute(s) are the most appropriate and convenient courts to settle such Dispute(s), and each Party irrevocably waives any objection which they might now or hereafter have to any such court being nominated as the forum to hear and determine any such Dispute(s).

11.	PERSONAL REMEDIES

11.1.	If any Party breaches any provision or term of this Agreement (other than those which contain their own remedies or limit the remedies in the event of a breach thereof) and fails to remedy such breach within 15 (fifteen) Business Days of receipt of written notice from any Party requiring it to do so, the aggrieved Party shall be entitled without notice, in addition to any other remedy available to it at law or under this Agreement (save for cancellation which remedy shall not be available to the Parties), including obtaining an interdict, to claim specific performance of any obligation whether or not the due date for performance has arrived, in either event without prejudice to the aggrieved Party’s right to claim damages.

11.2.	Each of the Parties acknowledges that it may be difficult or even impossible to measure in money, the damages that will arise from the failure of another Party to perform any of its obligations under this Agreement. Bearing in mind that cancellation is not a remedy available under this Agreement, the Parties agree that it shall be competent for any Party to bring an action for specific performance of the provisions of this Agreement.

11.3.	Subject to the provisions of clauses 11.1 and 11.2, no remedy conferred by this Agreement is intended to be exclusive of any other remedy, which is otherwise available at law, by statute or otherwise. Each remedy shall be cumulative and in addition to every other remedy given hereunder or now or hereafter existing at law, by statute or otherwise. The election of any one or more remedy by any of the Parties shall not constitute a waiver by such Party of the right to pursue any other remedy.

12.	SEVERABILITY

If any provision of this Agreement is determined to be invalid, illegal or unenforceable in any respect, all other provisions of this Agreement shall nevertheless remain in full force and effect and the Parties shall negotiate in good faith to replace any provision that is invalid, illegal or unenforceable with such other valid provision that most closely replicates the economic effect and rights and benefits of such impugned provision.

13.	SURVIVAL OF RIGHTS, DUTIES AND OBLIGATIONS

Termination of this Agreement for any cause shall not release a Party from any liability which at the time of termination has already accrued to such Party or which thereafter may accrue in respect of any act or omission prior to such termination.

14.	WHOLE AGREEMENT, NO AMENDMENT

14.1.	This Agreement constitutes the whole agreement between the Parties relating to the subject matter hereof and supersedes any other discussions, agreements and/or understandings regarding the subject matter hereof.

14.2.	No amendment or consensual cancellation of this Agreement and no extension of time, waiver or relaxation or suspension of any of the provisions or terms of this Agreement shall be of any force or effect unless in writing and signed by or on behalf of all the relevant Parties (or their authorised representative).

14.3.	No Party shall be bound by any express or implied term, representation, warranty, promise or the like, not recorded in this Agreement.

15.	SEVERABILITY

Each provision in this Agreement is severable from all others, notwithstanding the manner in which they may be linked together or grouped grammatically, and if in terms of any judgment or order, any provision, phrase, sentence, paragraph or clause is found to be defective or unenforceable for any reason, the remaining provisions, phrases, sentences, paragraphs and clauses shall nevertheless continue to be of full force. In particular, and without limiting the generality of the aforegoing, the Parties acknowledge their intention to continue to be bound by this Agreement notwithstanding that any provision may be found to be unenforceable or void or voidable, in which event the provision concerned shall be severed from the other provisions, each of which shall continue to be of full force.

16.	PARTIAL INVALIDITY

If, at any time, any provision of this Agreement is or becomes illegal, invalid, unenforceable or inoperable in any respect under any law of any jurisdiction, neither the legality, validity, enforceability or operation of the remaining provisions nor the legality, validity, enforceability or operation of such provision under the law of any other jurisdiction will in any way be affected or impaired. The term “inoperable” in this clause 16 shall include, without limitation, inoperable by way of suspension or cancellation.

17.	EXTENSIONS AND WAIVERS

No latitude, extension of time or other indulgence which may be given or allowed by any Party to any other Party in respect of the performance of any obligation hereunder or enforcement of any right arising from this Agreement and no single or partial exercise of any right by any Party shall under any circumstances be construed to be an implied consent by such Party or operate as a waiver or a novation of, or otherwise affect any of that Party’s rights in terms of or arising from or under or in connection with this Agreement or estop such Party from enforcing, at any time and without notice, strict and punctual compliance with each and every provision or term of this Agreement.

18.	INDEPENDENT ADVICE

Each Party acknowledges that it has been free to secure independent legal and other advice as to the nature and effect of all of the provisions of this Agreement and that it has either taken such independent legal and other advice or dispensed with the necessity of doing so. Further, each Party acknowledges that all of the provisions of this Agreement and the restrictions therein contained are part of the overall intention of the Parties in connection with this Agreement.

19.	FURTHER ASSURANCES

The Parties undertake at all times to do all such things, to perform all such acts and to take all such steps and to procure the doing of all such things, the performance of all such actions and the taking of all such steps as may be open to them and necessary for the putting into effect or maintenance of the terms, conditions and import of this Agreement and the transactions contemplated herein.

20.	SUCCESSOR BOUND

This Agreement shall be binding on and shall inure for the benefit of the successor and assigns and personal representatives (as the case may be) of each of the Parties. Accordingly, the rights and obligations of each Party arising out of or pursuant to this Agreement or its termination or cancellation will devolve upon and bind its legal representatives, successor-in-title and permitted assigns.

21.	NOTICES

Unless otherwise specifically provided in this Agreement, any notice or other communication required or permitted to be given hereunder shall be in writing and shall be delivered by hand to an officer or other responsible employee of the addressee or transmitted by facsimile transmission or other by electronic communication, addressed to:

21.1.	Lender:

Physical:	[****]

Postal:	[****]

Email:	[****]

Attention:	[****]

21.2.	Borrower:

Physical:	[****]

Postal:	[****]

Email:	[****]

Attention:	[****]

or at such other address, facsimile number or email address as such Party from time to time directs in writing to the other Party. Any notice or other communication given in accordance with this clause, if delivered by hand as aforesaid shall be deemed to have been validly and effectively given on the date of such delivery if such date is a Business Day and such delivery is received before 4:00 pm at of the place of delivery; otherwise, it shall be deemed to be validly and effectively given on the Business Day next following the date of delivery. Any notice of communication which is transmitted by facsimile transmission or electronic mail as aforesaid, shall be deemed to have been validly and effectively given on the date of transmission if such date is a Business Day and such transmission was received before 4:00 pm at the place of receipt; otherwise it shall be deemed to have been validly and effectively given on the Business Day next following such date of transmission.

22.	GOVERNING LAW

This Agreement is governed by, and all disputes, claims, controversies, or disagreements of whatever nature arising out of or in connection with this Agreement, including any question regarding its existence, validity, interpretation, termination or enforceability shall be resolved in accordance with the laws of South Africa and, subject to clause 10, the Parties hereby consent and submit to the non-exclusive jurisdiction of High Court of South Africa, Gauteng Local Division, Johannesburg to the extent that the Parties approach a court of the Republic of South Africa as contemplated in clause 10.

23.	NO CESSION AND ASSIGNMENT

Except as expressly provided in this Agreement, no Party shall be entitled to cede, assign, transfer or delegate all or any of its rights, obligations and/or interest in, under or in terms of this Agreement to any third party without the prior written consent of the other Parties (which consent shall not be unreasonably withheld).

24.	COSTS

24.1.	Each Party shall bear their own costs and disbursements of and incidental to the negotiation, preparation, settling, signing and implementation of this Agreement.

24.2.	Each Party shall pay their own costs, including all legal costs on an attorney-own-client basis and Valued-Added Tax, incurred by that Party arising out of or in connection with a breach, subject to any award of a court or arbitrator.

25.	STIPULATIO ALTERI

No part of this Agreement shall constitute a contract in favour of any Person who is not a Party to the Agreement (stipulatio alteri) unless the provision in question expressly provides that it does constitute a stipulatio alteri.

26.	EXECUTION IN COUNTERPARTS

This Agreement may be executed in one or more counterparts, and by the Parties in separate counterparts, each of which when executed shall be deemed to be an original, but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier or electronic format shall be effective as delivery of a manually executed counterpart of this Agreement.

[signature page to follow]

SIGNED by the Parties on the following dates and at the following places respectively:

For:	BLYVOOR GOLD PROPRIETARY LIMITED

Signature:	/s/ R. Floyd
who warrants that he / she is duly authorised thereto

Name:	R. Floyd
Date:	14 November 2018
Place:	Sandton

For:	BLYVOOR GOLD RESOURCES PROPRIETARY LIMITED

Signature:	/s/ Alan Smith
who warrants that he / she is duly authorised thereto

Name:	Alan Smith
Date:	14 November 2018
Place:	Sandton